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                                    FORM 8-A

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                     SCUDDER RREEF REAL ESTATE FUND II, INC.
             (Exact name of registrant as specified in its charter)

              MARYLAND                                  20-0061651
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                                 280 PARK AVENUE
                            NEW YORK, NEW YORK 10017
                    (Address of principal executive offices)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

TITLE OF EACH CLASS TO BE SO REGISTERED:     NAME OF EACH EXCHANGE ON WHICH EACH
                                             CLASS IS TO BE REGISTERED:

Common Stock, par value $0.01 per share      American Stock Exchange LLC

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

      Securities Act registration statement file number to which this form relates: 333-105038

      Securities to be registered pursuant to Section 12(g) of the Act: NONE.
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.     Description of Registrant's Securities to be Registered.

            A description of the Common Stock, par value $.01 per share (the "Common Stock"), of the registrant to be registered hereunder is set forth in the section entitled "Description of Shares" of the Prospectus that has been filed with the Securities and Exchange Commission ("SEC") in connection with the registrant's Registration Statement on Form N-2 (File No. 333-105038) as filed on May 6, 2003, which description is incorporated herein by reference as filed with the SEC. Such Registration Statement may hereafter be amended or supplemented and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference.

Item 2.     Exhibits

            Pursuant to the instructions as to exhibits, no exhibits are field herewith or incorporated herein by reference.
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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SCUDDER RREEF REAL ESTATE FUND II, INC.

Date:    August 20, 2003


By:      /s/Bruce Rosenblum
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         Name: Bruce Rosenblum
         Title:  Assistant Secretary